Exhibit 10.1

THIRTEENTH AMENDMENT TO

LOAN AGREEMENT

THIS THIRTEENTH AMENDMENT TO LOAN AGREEMENT (the “Amendment”) dated as of August 25, 2005 between NVR MORTGAGE FINANCE, INC., a Virginia corporation (“Borrower”), the Lenders party to the Loan Agreement referred to below (the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION, as agent (the “Agent”) for the Lenders.

WITNESSETH THAT:

WHEREAS, the Borrower, the Lenders and the Agent are parties to a Loan Agreement dated as of September 7, 1999, as amended by a Consent, Waiver and First Amendment to Loan Agreement dated as of November 19, 1999, a Second Amendment to Loan Agreement and Second Amendment to Pledge and Security Agreement dated as of September 1, 2000, a Third Amendment to Loan Agreement dated as of February 16, 2001, a Fourth Amendment to Loan Agreement dated as of August 31, 2001, a Fifth Amendment to Loan Agreement dated as of November 1, 2001, a Consent, Waiver and Sixth Amendment to Loan Agreement dated as of December 14, 2001, a Seventh Amendment to Loan Agreement dated as of May 17, 2002, an Eighth Amendment to Loan Agreement dated as of August 15, 2002, a Ninth Amendment to Loan Agreement dated as of April 16, 2003, a Tenth Amendment to Loan Agreement dated as of August 28, 2003, an Eleventh Amendment to Loan Agreement dated as of August 26, 2004 and a Twelfth Amendment to Loan Agreement dated as of October 22, 2004 (as so amended, the “Loan Agreement”), pursuant to which the Lenders provide the Borrower with a revolving mortgage warehousing credit facility,

WHEREAS, the Borrower and the Lenders have agreed to amend the Loan Agreement upon the terms and conditions herein set forth.

NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent agree as follows:

1. Certain Defined Terms. Each capitalized term used herein without being defined herein that is defined in the Loan Agreement shall have the meaning given to it therein.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Subsections (ii) and (iv) of the definition of “Borrowing Base” in Section 1.1 of the Loan Agreement are hereby amended in their entireties to read as follows:

(ii) Second Lien Loans shall be 10% of the then Total Commitment,

(iv) Jumbo Loans shall be 50% of the then Total Commitment,

(b) The definition of “Scheduled Termination Date” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Scheduled Termination Date” means August 24, 2006.

(c) Section 2.1(g) of the Loan Agreement is amended by deleting therefrom the dollar amount “$200,000,000” and inserting in its place the dollar amount “$300,000,000”.

(d) Sections 2.11(b) and 2.11 (c) of the Loan Agreement are hereby amended in their entireties to read as follows:

(b) Balance Funded Rate Segment. A Balance Funded Rate Segment consisting of any portion of a Construction/LotLoan Tranche shall bear interest at the rate of 1.125% per annum. A Balance Funded Rate Segment consisting of any portion of a Gestation Loan Tranche shall bear interest at the rate of 0.65% per annum. A Balance Funded Rate Segment consisting of any portion of a Regular Tranche shall bear interest at the rate of 1.125% per annum.

(c) LIBOR Segments. A LIBOR Segment consisting of any portion of a Construction/Lot Loan Tranche shall bear interest at a rate per annum equal to the sum of LIBOR plus 1.125% per annum. A LIBOR Segment consisting of any portion of a Gestation Loan Tranche shall bear interest at a rate per annum equal to the sum of LIBOR plus 0.65% per annum. A LIBOR Segment consisting of any portion of a Regular Tranche shall bear interest at a rate per annum equal to the sum of LIBOR plus 1.125% per annum.

(e) Schedule 1.1(a) to the Loan Agreement is hereby amended and restated to read as set forth in Exhibit A attached hereto.

3. Conditions to Effectiveness of this Amendment. This Amendment shall be effective as of the date first above written (the “Effective Date”), provided the Agent shall have received at least nine (9) counterparts of this Amendment, duly executed by the Borrower and all of the Lenders, and the following conditions are satisfied:

(a) Before and after giving effect to this Amendment, the representations and warranties of the Borrower in Section 5 of the Loan Agreement and Section 5 of the Security Agreement shall be true and correct as though made on the date hereof, except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement.

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(b) Before and after giving effect to this Amendment, no Event of Default and no Default shall have occurred and be continuing.

(c) No material adverse change in the business, assets, financial condition or prospects of the Borrower shall have occurred since June 30, 2005.

(d) The Agent shall have received the following, each duly executed or certified, as the case may be, and dated as of the date of delivery thereof:

(i) a copy of resolutions of the Board of Directors of the Borrower, certified by its respective Secretary or Assistant Secretary, authorizing or ratifying the execution, delivery and performance of this Amendment;

(ii) a certified copy of any amendment or restatement of the Articles of Incorporation or the Bylaws of the Borrower made or entered following the date of the most recent certified copies thereof furnished to the Lenders; and

(iii) such other documents, instruments and approvals as the Agent may reasonably request.

4. Acknowledgments. The Borrower and each Lender acknowledges that, as amended hereby, the Loan Agreement remains in full force and effect with respect to the Borrower and the Lenders, and that each reference to the Loan Agreement in the Loan Documents shall refer to the Loan Agreement, as amended hereby. The Borrower confirms and acknowledges that it will continue to comply with the covenants set out in the Loan Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Loan Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment, except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement. The Borrower represents and warrants that (i) the execution, delivery and performance of this Amendment is within its corporate powers and have been duly authorized by all necessary corporate action; (ii) this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors’ rights generally and general principles of equity) and (iii) no Events of Default or Default exist.

5. General.

(a) The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including filing and recording costs and fees, charges and disbursements of outside counsel to the Agent (determined on the basis of such counsel’s generally applicable rates, which may be higher than the rates such counsel charges the Agent in certain matters) and/or the allocated costs of in-house counsel incurred from time to time) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Loan Agreement.

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(b) This Amendment may be executed in several counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

(d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

(e) This Amendment shall be binding upon the Borrower, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

NVR MORTGAGE FINANCE, INC.

By:	William J. Inman
Its:	President

U.S. BANK NATIONAL ASSOCIATION, as
Agent and Lender

By:	Kathleen M. Connor
Its:	Vice President

GUARANTY BANK

By:	Jenny Ray Stilwell
Its:	Vice President

NATIONAL CITY BANK OF KENTUCKY

By:	Jerry Johnston
Its:	Executive Vice President

COMERICA BANK

By:	Steve D. Clear
Its:	Officer

JPMORGAN CHASE BANK

By:	Cynthia E. Crites
Its:	Senior Vice President

EXHIBIT A TO

THIRTEENTH AMENDMENT

TO CREDIT AGREEMENT

Schedule 1.1(a) to Loan Agreement

Commitment Schedule

Lender	Commitment Amount
U.S. Bank National Association Mortgage Banking Services U.S. Bank Place 800 Nicollet Mall Mail Station BC-MN-H03B Minneapolis, Minnesota 55402 Attention: Kathleen Connor Telephone: 612-973-0306 Telecopy: 612-973-0826	$50,667,500

Guaranty Bank 8333 Douglas, 11th Floor Dallas, Texas 75225 Attention: Jenny Stilwell Telephone: 214-360-2837 Telecopy: 214-360-1660	$35,000,000

Comerica Bank Comerica Tower at Detroit Center 500 Woodward Avenue Detroit, MI 48226 Attention: Steve D. Clear Telephone: 313-222-3042 Telecopy: 313-222-9295	$25,000,000

National City Bank of Kentucky 101 South 5th Street Louisville, KY 40202 Attention: Mary Jo Reiss Telephone: 502-581-4197 Telecopy: 502-581-4154	$24,332,500

JPMorgan Chase Bank 707 Travis – 6 CBBN 91 Houston, TX 77002-8091 Attention: Ms. Cynthia E. Crites Telephone: 713-216-4425 Telecopy: 713-216-1567	$40,000,000

TOTAL	$175,000,000

Ex A-1